EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-61704) of the Coal Company Salary Deferral and Profit Sharing Plan of A.T. Massey Coal Company Inc. (a wholly-owned subsidiary of Massey Energy Company) of our report dated June 13, 2008 relating to the 2007 financial statements and schedule of A.T. Massey Coal Company Inc.’s Coal Company Salary Deferral and Profit Sharing Plan, which appears in this Form 11-K.

/s/ Keiter, Stephens, Hurst, Gary & Shreaves, P.C.

Glen Allen, Virginia
June 13, 2008